SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of report (Date of earliest event reported) February 16, 2000
                                                 -----------------


                            GLOBAL TECHNOLOGIES, LTD.
             ------------------------------------------------------
             (Exact Name of Registrant as specified in its charter)



          DELAWARE                    0-25668                    86-0970492
----------------------------       ------------              -------------------
(State or other jurisdiction       (Commission                 (IRS Employer
    of incorporation)              File Number)              Identification No.)



     The Belgravia, 1811 Chestnut Street, Suite 120, Philadelphia, PA 19103
     ----------------------------------------------------------------------
          (Address of Principal Executive Offices, including Zip Code)



Registrant's telephone number, including area code (215) 972-8191
                                                   --------------


--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS

     On February 16, 2000, Global Technologies, Ltd. ("Global") completed a $10.0 million equity financing. Two institutional funds invested a total of $10.0 million in Global in return for an aggregate of 1,000 shares of Global Series C 5% Convertible Preferred Stock ("Preferred Stock") and warrants
("Warrants") exercisable for five years at a premium to market and callable under certain circumstances.

     The Preferred Stock ranks senior with respect to dividends and liquidation payments to shares of Global Class A Common Stock ("Common Stock") and future preferred stock. The Preferred Stock carries a 5% cumulative dividend payable in cash or Common Stock. The Preferred Stock is convertible into shares of Common Stock initially at a price per share equal to 120% of the average of the closing bid prices for shares of Common Stock as reported on the Nasdaq National Market for the five trading days beginning March 1, 2000. Nine months after funding, and each three months thereafter while shares of Preferred Stock are outstanding, the conversion price will reset in accordance with the formula set forth in the Certificate of Designations, Rights, Preferences and Limitations of Series C Convertible Preferred Stock of Global (the "Certificate"). The conversion price is also subject to adjustment pursuant to the antidilution provisions contained in the Certificate. Any shares of Preferred Stock outstanding three years from the funding date automatically convert into shares of Common Stock at the then applicable conversion price.

     As long as the Common Stock is listed for trading on Nasdaq, the Company may not issue on conversion of Preferred Stock more than 19.999% of the outstanding Common Stock immediately prior to closing without obtaining prior shareholder approval in order to comply with Nasdaq Listing Requirements.

     The Preferred Stock and Warrants have no voting rights. The Preferred Stock is redeemable by Global at a premium. The holders of the Preferred Stock may require Global to redeem the Preferred Stock in the event of certain "Triggering Events" as defined in the Certificate. In addition, in connection with the financing, Global has granted the investors registration rights with respect to the shares of Common Stock into which the Preferred Stock is convertible and Warrants are exercisable.

     The Warrants provide that each holder will have the right to acquire a number of shares of Common Stock equal to 15% of such holder's purchase price for the Preferred Stock acquired by it divided by the exercise price equal to the greater of (i) 120% of the average of the closing bid prices for the Common Stock for the five trading days preceding the closing date (subject to adjustment), and (ii) 120% of the average of the closing bid prices of the Common Stock for the five trading days starting on and including March 1, 2000.

     The foregoing is a brief summary of certain provisions of the Certificate pertaining to the rights, preferences and limitations of the Preferred Stock and certain provisions of the Warrants. This summary does not purport to be complete and is qualified in its entirety by reference to the Certificate, Form of Warrant and the Convertible Preferred Stock Purchase Agreement, which are filed herewith as Exhibits and are incorporated herein by reference thereto.

ITEM 7. EXHIBITS

Exhibit No.     Description
-----------     -----------

4.1 Certificate of Designations, Rights, Preferences and Limitations of Series C Convertible Preferred Stock of Global Technologies, Ltd.

4.2 Form of Callable Warrant issued to holders of Series C Convertible Preferred Stock of Global Technologies, Ltd.

10.1 Convertible Preferred Stock Purchase Agreement among Global Technologies, Ltd. and the Investors Signatory thereto, dated as of February 16, 2000.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              GLOBAL TECHNOLOGIES, LTD.


Dated: February 24, 2000                      By: /s/ Irwin L. Gross
                                                  ------------------------------
                                              Name:  Irwin L. Gross
                                              Title: Chairman and
                                                     Chief Executive Officer

                                INDEX TO EXHIBITS

Exhibit No.     Description
-----------     -----------

4.1 Certificate of Designations, Rights, Preferences and Limitations of Series C Convertible Preferred Stock of Global Technologies, Ltd.

4.2 Form of Callable Warrant issued to holders of Series C Convertible Preferred Stock of Global Technologies, Ltd.

10.1 Convertible Preferred Stock Purchase Agreement among Global Technologies, Ltd. and the Investors Signatory thereto, dated as of February 16, 2000.